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                                                                  EXHIBIT 99.12

  AMENDMENT TO VIACOM GUARANTEE (this "Amendment to Guarantee") dated as of July 22, 1996, to be effective as of July 22, 1996, to be effective as of July 31, 1996 by VIACOM INC., a Delaware corporation (the "Guarantor").

                             W I T N E S S E T H :

  WHEREAS, the Guarantor is the guarantor under a Guarantee dated as of December 15, 1994 (the "Guarantee") in favor of the holders of the 7% Subordinated Debentures Series A due 2003 (the "Debentures") of Viacom International Inc., a Delaware corporation (the "Assignor") (as successor to Paramount Communications Inc. (as successor to Gulf & Western Industries, Inc.));

  WHEREAS, the Assignor and Viacom International Services Inc., a Delaware corporation (the "Assignee") are parties to an Implementation Agreement dated as of July 24, 1995 (the "Implementation Agreement") pursuant to which, subject to the terms and conditions stated therein, the Assignor shall convey substantially all of its assets to the Assignee (the "Conveyance of Assets") and the Assignee shall assume substantially all of the liabilities of the Assignor (the "Assumption of Liabilities");

  WHEREAS, under a Supplemental Indenture (the "Supplemental Indenture") of even date herewith, among the Assignor, the Assignee and The Chase Manhattan Bank (as successor to The Chemical Bank), Trustee, the Assignor shall assign its obligations under the Debentures to the Assignee;

  WHEREAS, the Guarantor anticipates that shortly after the consummation of the Conveyance of Assets and the Assumption of Liabilities, the Assignor shall change its name to TCI Pacific Communications Inc. and the Assignee shall change its name to Viacom International Inc.;

  WHEREAS, the Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Implementation Agreement and the other agreements contemplated thereby; and

  WHEREAS, effective upon the Assumption of Liabilities by the Assignee, the Guarantor desires to amend the Guarantee as herein provided.

  NOW, THEREFORE, in consideration of the premises herein contained, the Guarantor hereby agrees as follows:

  1. The Guarantor hereby irrevocably reaffirms all of the rights and obligations of the Guarantor under the Guarantee, and the Guarantor agrees to perform and to be bound by all of the terms, covenants and conditions of the Guarantee which were binding upon, and to be kept, observed or performed by it prior to the execution of the Supplemental Indenture.

  2. The reaffirmation hereunder of the Guarantee shall become effective concurrently with the Conveyance of Assets and the Assumption of Liabilities in accordance with the Implementation Agreement.

  3. In furtherance of the foregoing, from and after the date of this Amendment, the Guarantee is hereby amended so that all references therein to "Paramount Communications Inc." or "Paramount" are hereby deemed to be references to "Viacom International Services Inc.", until such time as the Assignee changes its name to "Viacom International Inc.", from which time all references to "Paramount Communications Inc." and "Paramount" shall be deemed to be references to the Assignee and any successor thereto.

  4. On and after the date hereof, each reference in the Guarantee to "this Guarantee", "hereunder", "hereof" or words of like import referring to the Guarantee, shall mean and be a reference to the Guarantee as amended hereby.

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  5. Except as specifically provided by this Agreement to Guarantee, the
Guarantee is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

  6. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS AMENDMENT TO
GUARANTEE.

  IN WITNESS WHEREOF, the Guarantor has caused this Amendment to Guarantee to be duly executed as of the date first above written.

                                          VIACOM INC.

                                            /s/ Vaughn Clarke
                                          By___________________________________
                                            Name:
                                            Title:

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